Exhibit 10.4

PARTNERSHIP AGREEMENT

This Partnership Agreement (“PA”) is made and entered into on 30 March 2012 by and between:

1.	Philips Consumer Lifestyle B.V., having its principal office at Piet Heinkade 55, (1019 GM) Amsterdam, The Netherlands (“Philips CL”);

2.	Koninklijke Philips Electronics N.V., having its principal office at Amstelplein 2, (1096 BC) Amsterdam, The Netherlands (“KPENV”);

(Philips CL and KPENV jointly referred to herein as “Philips”, it being understood that when referred to Philips in relation to the Commercialization of any Coffee System, the term “Philips” shall refer to Philips CL)

and

3.	Sara Lee/DE B.V., having its principal office at Vleutensevaart 100, (3532 AD) Utrecht, The Netherlands (“Sara Lee”)

Each of KPENV, Philips CL and Sara Lee shall be referred to herein individually as a “Party”, and collectively the parties shall be referred to as the “Parties”, it being understood that, as the context requires, KPENV and Philips CL shall be deemed to be one single Party or shall be deemed to refer to either of KPENV or Philips CL, as applicable.

Whereas:

1.	The Sara Lee group is in the process of separating into two separate, publicly traded pure play pure play companies for meat and coffee & tea, respectively, which separation shall be completed in the first half of 2012. The coffee & tea group of companies to be established pursuant to such process shall be the successor of all coffee and tea activities of the Sara Lee group of companies and shall be publicly traded under the name D.E Master Blenders 1753 N.V. (the “D.E Master Blenders 1753 group”), and the parent company of such group shall be D.E Master Blenders 1753 N.V.

2.	As part of the Sara Lee group’s strategy for the new pure play coffee & tea company, Sara Lee wishes, amongst others, to innovate its coffee offerings and to use the SENSEO Trademark as the portfolio brand for its current and future coffee beverage platforms, as further described and specified in this PA. In light thereof and especially the investments required therefore, Sara Lee will acquire KPENV’s ownership interests in the SENSEO Trademark pursuant to that certain Trademark Transfer Agreement entered into between Sara Lee and KPENV (“Trademark Transfer Agreement”) simultaneously with this PA.

3.	The Parties now wish to enter into this PA to govern their overall partnership and to cooperate on a mutually exclusive basis with respect to the joint Commercialization of Coffee Systems in the B2C Field, subject to such terms and conditions as specified in this PA.

4.	The Parties agree that the cooperation between the Parties with respect to a particular Coffee System will be solely governed by the specific Coffee System Agreement entered into by the Parties with respect to such Coffee System.

5.	Accordingly, the cooperation of the Parties with respect to the “Senseo coffee pod system“ and the “Hera system“ shall be governed by the Coffee System Agreement on Pod Systems (“CSA on Senseo Coffee Pod Systems”) and the Coffee System Agreement on Hera System (“CSA of Hera Systems”), respectively, which shall be entered into by the Parties simultaneously with this PA.

Now, therefore, the Parties agree as follows:

Article 1—Definitions

As used in this PA, the following capitalized terms shall have the following meaning:

1.1	“Affiliate” shall mean, any corporation, company or other legal entity of which 50% (fifty per cent) or more of the issued and outstanding capital or of which 50% (fifty per cent) or more of the power to vote for the election of the directors and/or to otherwise direct the activities of such corporation, company or entity is, owned or controlled, directly or indirectly, with respect to Sara Lee, Sara Lee Corporation, or after the separation process as described in the recitals of this PA, DE Master Blenders 1753 N.V. or, with respect to Philips CL, by KPENV, but in respect of each of them only so long as such ownership or control exists.

1.2	“Alternative Trademark” shall have the meaning given in Article 2.6.

1.3	“B2C Field” means the field of products primarily intended for or targeted at consumers.

1.4

“Coffee System” means a system for making single or multiple coffee servings suitable for consumption comprising of at least the following elements: (a) a disposable container, pad, capsule or other pre-packaged packaging for holding and supplying coffee (including espresso coffee) (in whatever form including in the form of ground and/or roasted coffee or fresh beans) for a single or multiple servings (“Coffee Packaging”) and (b) a coffee or multi-beverage machine with coffee functionality, capable of brewing coffee and/or espresso coffee, and which is intended for use with, and to be connected to, the Coffee Packaging

(“Coffee Machine”). Examples of such a Coffee System are the Senseo Coffee Pad System (as such term is defined in the CSA on Senseo Coffee Pod Systems) and the Hera Coffee System (as such terms is defined in the CSA on Hera Systems). For the avoidance of any doubt and illustration purposes only, coffee machines that are not developed for use with a Coffee Packaging such as ordinary filter coffee machines and fully automatic espresso machines of the type such as the Saeco Exprelia and Talea shall not be deemed Coffee Systems.

The term “Coffee System” shall include any “multi-beverage” Coffee System that is capable of making coffee and/or espresso coffee as well as other beverages such as chocolate or tea. Systems for making beverages other than coffee and which are not capable of making coffee and/or espresso coffee shall not be deemed to constitute a Coffee System and are expressly excluded from the scope of this PA.

1.5	“Coffee System Agreement” means an agreement between the Parties governing their collaboration with respect to the joint Commercialization of a particular Coffee System.

1.6	“Commercialization” means any and all activities directed to the manufacturing, sale and/or distribution, but excluding any in-house development activities or bona fide contract development services by third parties. When used as a verb “Commercialize” means to engage in Commercialization.

1.7	“Confidential Information” shall have the meaning given in Article 7.1.

1.8	“CSA on Senseo Coffee Pod Systems” shall have the meaning given in the part of this PA above the recitals.

1.9	“Coffee Machine” shall have the meaning given in Article 1.4.

1.10	“Coffee Packaging” shall have the meaning given in Article 1.4.

1.11	“CSA on Hera Systems” shall have the meaning given in the part of this PA above the recitals.

1.12	“Disclosing Party” shall have the meaning given in Article 7.34.

1.13	“D.E Master Blenders 1753 group” shall have the meaning given in the recitals.

1.14	“ISC” shall have the meaning given in Article 2.9.

1.15	“Indication of Interest Notice” shall have the meaning given in Article 4.2.1.

1.16	“Information” shall mean any and all drawings, specifications, photographs, samples, models, processes, procedures, instructions, software, reports, paper and any other information of a technical, commercial or other nature

1.17	“Intellectual Property Right” or “IPR” shall mean any Information, patents, utility certificates, design patents, utility models, industrial design rights, copyrights, database rights, trade secrets, semiconductor IC topography rights and any other form of intellectual property right afforded protection at any time by any applicable law and all registrations, applications, renewals, extensions, combinations, divisions, continuations or reissues of any of the foregoing and renewals or extensions thereof throughout the world. Trademarks and domain names shall be excluded from the term “Intellectual Property Rights”;

1.18	“Go-Alone Notice” shall have the meaning given in Article 4.2.4.

1.19	“KPENV” shall have the meaning given in the part of this PA above the recitals.

1.20	“Negotiation Termination Notice” shall have the meaning given in Article 4.2.3.

1.21	“New Coffee System” shall have the meaning given in Article 4.2.1.

1.22	“Notifying Party” shall have the meaning given in Article 4.2.1.

1.23	“Offered Terms” shall have the meaning given in Article 4.2.4.

1.24	“Other Party” shall have the meaning given in Article 4.2.1.

1.25	“RoFR Notice” shall have the meaning given in Article 4.2.1.

1.26	“RoFR Period” shall have the meaning given in Article 4.2.4.

1.27	“Partnership Principles” means the terms and principles set forth in the articles 2.1, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 3.1, 3.2 and 3.3 hereof.

1.28	“Party” and “Parties” shall have the meanings given in the part of this PA above the recitals.

1.29	“Philips” shall have the meaning given in the part of this PA above the recitals.

1.30	“Philips Brand Identity Guidelines” shall have the meaning given in Article 2.6, and as delivered to Sara Lee.

1.31	“Philips CL” shall have the meaning given in the part of this PA above the recitals.

1.32	“Philips Trademark” means the “Philips” word mark and/or the Philips logo and any applications, registrations and renewals thereof anywhere in the world. For illustration purposes only, a copy of the Philips Trademark is depicted in Schedule 4.

1.33	“Publicity Statement” shall have the meaning given in Article 9.1.

1.34	“Receiving Party” shall have the meaning given in Article 7.3.

1.35	“Senseo Brand Management and Identity Policy” shall have the meaning given in Article 2.6 and as delivered to Philips CL.

1.36	“SENSEO Trademark” means any and all trademarks incorporating the word “SENSEO”, in whichever form or format, whether registered or not, and all registrations, applications and renewals thereof anywhere in the world

1.37	“Trademark Transfer Agreement” shall have the meaning given in the recitals.

1.38	“Term” shall mean the term of this PA.

1.39	“Territory” shall mean all countries in the world.

Capitalized terms defined elsewhere in this PA shall have the respective meanings as given herein.

Article 2 – Scope of Cooperation

2.1.1	The Parties (and their Affiliates) agree to work together on a mutually exclusive basis in the Territory with respect to the Commercialization of Coffee Systems in the B2C Field during the Term of this PA, subject to the terms and conditions set forth in this PA, it being understood that the exclusivity to which Philips and its Affiliates shall be bound under this PA shall be limited to any Commercialization of any Coffee Systems under the Philips Trademark. Accordingly, Philips shall not be limited in any way with respect to the Commercialization of any Coffee System under any brand other than the Philips Trademark.

The Parties acknowledge and agree that the foregoing shall be without prejudice to any contractual limitation with respect to the use of any Intellectual Property Right or any non-compete provision to which a Party (or any of its Affiliates) may be bound or be subject to pursuant to any Coffee System Agreement between the Parties (or their respective Affiliates).

2.1.2	The Parties acknowledge and agree that it is their mutual intent that any Coffee Systems which shall be Commercialized by the Parties together in the B2C Field pursuant to this PA shall be Commercialized in the B2C Field under the SENSEO Trademark (together with the Philips Trademark).

To avoid doubt, it is understood that as to Sara Lee and its Affiliates the exclusivity to which they shall be bound pursuant to this PA shall not be limited to any Commercialization of Coffee Systems in the B2C Field under the SENSEO Trademark, but shall apply to the Commercialization of Coffee Systems in the B2C Field regardless of the trademark or brand under which such Coffee Systems are Commercialized by Sara Lee or its Affiliates.

2.2	Each Party shall cause its Affiliates to comply with the terms of this PA, and shall be responsible for any breach of any of the terms of this PA by any of its Affiliates.

2.3	The Parties shall for each New Coffee System that the Parties have agreed to jointly Commercialize based on the right of first refusal procedure as set forth in the articles 4.1 and 4.2 of this PA enter into a Coffee System Agreement.

2.4	Each Coffee System Agreement shall be consistent with the Partnership Principles as set forth in this PA, except to the extent as may be agreed otherwise in any such Coffee System Agreement. Furthermore, the Coffee System Agreement shall amongst others contain detailed arrangements on the following topics:

(a)	a description of the Coffee System;

(b)	the ownership and use of Intellectual Property Rights;

(c)	the use of the SENSEO Trademark and the Philips Trademark for the relevant Coffee System (and/or such other trademarks as the Parties may agree to use in such Coffee System Agreement). The licenses and rights to use the SENSEO Trademark and the Philips Trademark with respect to a Coffee System shall be consistent with the terms set forth in article 3. If the Parties agree to use an Alternative Trademark, then the terms set forth in article 3 with respect to the SENSEO Trademark shall apply mutatis mutandis with respect to such Alternative Trademark;

(d)	non-compete arrangements; and

(e)	the duration, termination and consequences of termination.

2.5	The Parties shall cooperate as partners and shall jointly define the overall business strategy related to Coffee Systems that are the subject of a Coffee Systems Agreement, it being understood that the governance of the cooperation under a Coffee System Agreement shall be conducted in accordance with the decision principles as incorporated in the WACI Schedules attached hereto as Schedule 1, 2 and 3.

2.6	Sara Lee will be responsible for the definition of the brand management and identity policy related to the SENSEO Trademark and the rules for the use of the SENSEO Trademark (the “Senseo Brand Management and Identity Policy”), or such alternative trademark (“Alternative Trademark”) as the Parties may agree to use in a Coffee System Agreement, if the use of the Senseo Trademark is not feasible. The Senseo Brand Management and Identity Policy related to the Coffee Systems and the use of the SENSEO Trademark (or the Alternative Trademark, as the case may be) in relation thereto shall be defined in accordance with the decision principles as set forth in the WACI Schedule attached to this PA as Schedule 1, it being understood that, as far as the use of the Philips Trademarks or any other trademark owned by Philips (or any of its Affiliates) is concerned, the Senseo Brand Management and Identity Policy must be consistent with the Philips Brand Identity Guidelines with respect to the use of the Philips Trademark and/or any other trademarks owned by Philips (or any of its Affiliates) (the “Philips Brand Identity Guidelines”) as determined by Philips in its sole discretion).

2.7	The Parties will each be responsible for their own profits and losses. The Parties agree that they shall have no obligation to pay any structural payment of royalties, product subsidies or other recurring financial support of a structural nature to the other party except as may be explicitly agreed otherwise in writing between the parties. The Parties shall discuss on appropriate mechanisms for “ad hoc” promotional support to enable Philips CL and/or its Affiliates to offer the products at a competitive pricing, while at the same making a sufficient margin.

2.8	The way of working between the parties in relation to Equity and Activation and In-Market Activation & Promotion matters shall be conducted in accordance with the decision principles set forth in the WACI Schedules attached to this PA as Schedule 2 and 3.

2.9	The Parties shall establish an international steering committee (“ISC”) which shall meet on a quarterly basis. The ISC shall be composed of three (3) persons appointed by Sara Lee and three (3) persons appointed by Philips for overseeing and managing the overall partnership relationship. The Parties shall appoint representatives, and may substitute representatives from time to time to the ISC, provided always that such representatives shall have a relevant senior managerial responsibility and authority.

2.10	The Parties agree that any Coffee System Agreement shall contain terms consistent with the following provisions (except as may be otherwise agreed in a Coffee System Agreement):

(a)	After the end of the term of the relevant Coffee System Agreement, Philips and its Affiliates shall have to right to sell and otherwise dispose of its remaining stock of Coffee Machines within twelve (12) months after the termination of such agreement (the “Phase Out Period”). During the Phase Out Period, Philips and its Affiliates shall continue to have a non-exclusive, worldwide and royalty free right and license to use the SENSEO Trademark in the B2C Field in connection with any Coffee Machine that was the subject of the applicable Coffee System Agreement and which was being sold and marketed at the time of such termination. Philips shall provide Sara Lee with a stock list for the Coffee Machines that are the subject of such agreement within a reasonable period of time after such termination.

(b)	It is understood and agreed between the Parties that during and after the lapse of the Phase Out Period, Philips and its Affiliates shall have the right to (continue to) make, have made, distribute and sell appliances similar or comparable to the appliances under development or being made, marketed or sold at the time of the termination of the applicable Coffee System Agreement, provided that after such Phase Out Period no use shall be made of the SENSEO Trademark for such appliances and provided that any use of any other intellectual property owned or co-owned by Sara Lee with respect to any such appliance shall be in accordance with the applicable Coffee System Agreement or other agreement between the Parties.

(c)	Without prejudice to sub b above, it is understood and agreed that, during and after the term of the applicable Coffee System Agreement, neither Party nor any of its respective Affiliates shall make, have made, sell, distribute or otherwise dispose of any appliance which has a similar or substantially similar exterior overall appearance as a Coffee Machine that is or was marketed and/or distributed by a party under such Coffee System Agreement in a field outside the B2C field of the Coffee System that is the subject of such agreement, except as otherwise agreed in any Coffee System Agreement. It is understood that the Parties and their Affiliates right to make have made, sell, distribute or otherwise dispose any Coffee Machines within the field of the relevant Coffee System shall be subject to the terms of the relevant Coffee System Agreement.

2.11	Sara Lee represents and warrants that it shall be part of the D.E Master Blenders 1753 group when the separation process as described in the recitals will be effectuated.

2.12	In case the Parties enter into a Coffee System Agreement for a Coffee System, their cooperation with respect to such Coffee System Agreement shall be solely governed by such Coffee System Agreement. Accordingly, the cooperation of the Parties with respect to the “Senseo coffee pod system” and the “Hera system” shall be governed by the CSA on Senseo Coffee Pod Systems and the CSA of Hera Systems, respectively. In case of any inconsistency or conflict between the provisions of this PA and the provisions of a Coffee System Agreement, the relevant provisions of the Coffee System Agreement shall prevail.

Article 3 – Right of use and licenses

3.1	During the Term of this PA, Philips and its Affiliates shall have the exclusive (except for Sara Lee’s right as set forth below in article 3.3), worldwide and royalty free right and license to use the SENSEO Trademark in connection with the Commercialization of any Coffee Machine with respect to which the Parties have entered into a Coffee System Agreement in accordance with the Senseo Brand Management and Identity Policy and the terms of the applicable Coffee System Agreement.

3.2	In addition, Philips and its Affiliates shall during the Term of this PA have a non-exclusive, worldwide and royalty free right and license to use the SENSEO Trademark as part of the domain names actively used by Philips and/or its Affiliates as listed in Schedule 5. It is understood that no ownership in any such domain name is transferred to Sara Lee pursuant to this PA, but Philips acknowledges and agrees that the word “SENSEO” may only be used in such domain names for the duration of the license and only in connection with the Commercialization of the Coffee Systems for which the Parties have entered into a Coffee System Agreement.

3.3	During the Term of this PA, Sara Lee and its Affiliates shall have the non-exclusive, worldwide and royalty free right and license to use the Philips Trademark in connection with any Coffee Systems with respect to which the Parties have entered into a Coffee System Agreement, subject to compliance with the relevant Coffee System Agreement and the Philips branding guidelines.

3.4	Sara Lee and its Affiliates shall have and maintain the full right to use the SENSEO Trademark with respect to any Coffee System that is subject to a Coffee System Agreement for the purposes of Commercialization of such Coffee System in accordance with the relevant Coffee System Agreement. The Parties acknowledge and agree that Sara Lee and its Affiliates shall be entitled to fully use the SENSEO Trademark in accordance with its ownership rights outside the scope of this PA. Furthermore, Sara Lee shall have the right to use the SENSEO Trademark for the Commercialization of any Coffee System that Sara Lee is permitted to commercialize without Philips pursuant to and in accordance with the RoFR procedure as set forth in the articles 4.1 and 4.2 of this PA, it being understood, for the avoidance of any doubt, that such right to use may not conflict with any non-compete obligations applicable under any (other) Coffee System Agreement.

3.5	During the Term of this PA, Sara Lee or any of its Affiliates shall not use, or grant to a third party, the right to use the SENSEO Trademark in the B2C Field in connection with any Coffee System and any other use in accordance with any Coffee System Agreement and except with respect to any Coffee System which, and only as of when, Sara Lee and its Affiliates are free to Commercialize such Coffee System without Philips in accordance with the articles 4.1 and 4.2 of this PA, it being understood, for the avoidance of any doubt, that such right to use may not conflict with any non-compete obligations applicable under any (other) Coffee System Agreement.

3.6	During the Term of the PA, Philips or any of its Affiliates shall neither use nor grant a third party the right to use the Philips Trademark in a branding-like manner in the B2C Field in connection with any Coffee System (other than any use consistent with any Coffee System Agreement) except with respect to any Coffee System which, and only as of when, Philips is free to Commercialize such Coffee System without Sara Lee in accordance with articles 4.1 and 4.2 of this PA. it being understood, for the avoidance of any doubt, that such right to use may not conflict with any non-compete obligations applicable under any (other) Coffee System Agreement.

3.7	Without prejudice to article 6.1 of the Trademark Transfer Agreement, Sara Lee shall have the right, at its sole discretion and at its expense, to take appropriate action and proceedings against any infringement or other improper use of the SENSEO Trademark by a third party in the field of the Coffee Machines. Philips shall upon Sara Lee’s reasonable request provide Sara Lee with reasonable assistance and cooperation with respect to any such action or proceedings except if such action or proceeding could adversely affect Philips or its Affiliates interests. Sara Lee shall reimburse Philips and its Affiliates for any reasonable costs and expenses incurred in providing such assistance. If Sara Lee pursues or takes any such action or proceedings, it shall offer Philips the opportunity to voluntarily join in such action or proceedings. If Philips, at its sole discretion, elects to join in such action or proceedings, then the Parties shall equally share the costs of such action or proceedings, and any damages or other monetary proceeds recovered from such action or proceedings unless agreed otherwise in writing with respect to a particular proceeding or action. If Sara Lee elects not to take appropriate action or proceedings against any such infringement or improper use, Philips or its Affiliate shall have the right to undertake such action or proceedings at Philips (or its Affiliate)’ own expense and in which case Philips (or its Affiliate, as the case may be) shall be entitled to all damages or other monetary proceeds recovered from such actions or proceedings, subject to Sara Lee’s prior approval which approval shall not be unreasonably withheld or delayed, whereby a decision of Sara Lee to withhold its prior approval because such action or proceedings could reasonably likely adversely affect Sara Lee’s or its Affiliates’ interests shall be not be deemed to be unreasonable. The Parties may agree on further details with respect to the subject of this article 3.7 in any Coffee System Agreement.

Article 4 – Right of first refusal

4.1.1	If, during the Term of the PA, Sara Lee (or any of its Affiliates) desires to pursue the Commercialization of a new Coffee System, alone or with a third party, in the B2C Field in the Territory (or any part thereof), it shall give to Philips the right of first refusal (“RoFR”) in the manner as provided in the articles 4.1 and 4.2 of this PA.

4.1.2	If, during the Term, Philips (or any of its Affiliates) desires to pursue the Commercialization of a new Coffee System under the Philips Trademark, alone or with another party, in the B2C Field in the Territory (or any part thereof), it shall give to Sara Lee a RoFR in the manner as provided in the articles 4.1 and 4.2 of this PA. To avoid doubt, as regards Philips and its Affiliates, this RoFR shall only apply to the Commercialization of any Coffee System under the Philips Trademark. For the purpose of the articles 4.1 and 4.2 of this PA only, the term “Philips Trademark” shall mean any trademark owned by Philips or any of its Affiliates, in whichever form or format, whether registered or not, and all registrations, applications and renewals thereof anywhere in the world, incorporating the word “Philips”. It is acknowledged and agreed by Sara Lee that any reference to Philips or the use of the Philips name other than any real branding-like use shall not be deemed a commercialization under the Philips Trademark for the purpose of this Article 4 and Article 2.11. Examples of such use in a non-branding like manner are: any mentioning of “Philips” as part of a corporate name, or any reference to the Philips group or Philips corporate entity, any general reference to or general listing of Philips products in any Philips promotional activities or any Philips communications (e.g. on a Philips website).

4.1.3	For the avoidance of doubt, the RoFR shall only apply to new Coffee Systems and shall not apply to any Coffee Systems that are already the subject of any Coffee System Agreement.

4.2.1	If a Party (or any of its Affiliates) desires to pursue the Commercialization, alone or with a third party, of a particular new Coffee System in the Territory (or any part thereof) which Commercialization would be subject to the RoFR pursuant to articles 4.1 and 4.2 of this PA, such party (the “Notifying Party”) shall give the other party (the “Other Party”) a written notice (the “RoFR Notice”) of its desire to Commercialize such new Coffee System (the “New Coffee System”). The RoFR Notice shall include a reasonably detailed description of the New Coffee System and the opportunity presented by it and shall include sufficient information for the Other Party to evaluate the opportunity and serve as basis for the negotiation of an agreement regarding the Commercialization of the New Coffee System. Within sixty (60) calendar days of the receipt of the RoFR Notice by the Other Party, the Other Party shall notify the Notifying Party in writing (such notice, the “Indication of Interest Notice”) whether it is interested to Commercialize the New Coffee System together with the Notifying Party.

4.2.2	If the Other Party indicates in the Indication of Interest Notice within such timeframe that it is potentially interested to Commercialize the New Coffee System together with the Notifying Party, then the Parties shall promptly enter into good faith negotiations regarding the terms and conditions of an agreement with respect to the joint Commercialization of such New Coffee System.

4.2.3	If the Parties fail to reach an agreement, after having conducted negotiations in good faith, on the material terms of the agreement (which shall include, without limitation, an agreement on the business case for such New Coffee System) regarding such New Coffee System within six (6) months after the Notifying Party received the Indication of Interest Notice, then either Party may give written notice to the other Party of its decision to terminate the negotiations regarding such New Coffee System (“Negotiation Termination Notice”) at any time thereafter.

4.2.4	In the event that (i) the Other Party fails to respond to the RoFR Notice within such 60 (sixty) calendar days of the receipt of the RoFR Notice, (ii) the Other Party affirmatively indicates in the Indication of Interest Notice that it is not interested to Commercialize the New Coffee System together with the Notifying Party, or (iii) a Party delivered a Negotiation Termination Notice to the other Party in accordance with Article 4.2.3, then the Notifying Party and its Affiliates may give the Other Party a written notice of its intention to Commercialize the New Coffee System without the Other Party (“Go-Alone Notice”). Upon the delivery of the Go-Alone Notice, each of the Notifying Party and the Other Party (and their respective Affiliates) shall be free to pursue the Commercialization of the New Coffee System that was the subject of the particular RoFR procedure or any comparable system, alone or with a third party, and provided that any such Commercialization shall remain subject to the non-compete provisions set forth in any Coffee System Agreement. However, during the RoFR process period ending on the occurrence of one of the events described in this article 4.2.4 under (i), (ii) or (iii) above (the “RoFR Period”), a Party and its Affiliates shall not Commercialize such New Coffee System in the Territory (alone or together with a third party) or, directly or indirectly, have any discussions and/or engage in any negotiations and/or enter into any agreement with any third party with respect to the development and/or Commercialization of the particular New Coffee System subject to the RoFR-process within the scope of such New Coffee System. It is understood that each Party and its Affiliates shall be entitled to develop alone (i.e. not in cooperation with a third party), but, to avoid doubt, not to Commercialize, a New Coffee System without breach of the RoFR it being understood that any use of any bona fide “contract development services” from a third party for such development alone by a party shall not be deemed to be a breach of the RoFR. For the avoidance of doubt, the foregoing shall not limit Philips or any of its Affiliates to discuss, negotiate or pursue the development and/or Commercialization (alone or together with a third party) of any Coffee System that is intended to be Commercialized under a brand other than the Philips Trademark.

4.2.5	After the end of the RoFR Period, the Notifying Party shall not offer or enter into any agreement with a third party regarding the Commercialization of the relevant New Coffee System on terms which, taken as a whole, are more favorable to the third party than the terms previously offered to the Other Party (“Offered Terms”) with respect to such New Coffee System. In addition and notwithstanding the generality of the foregoing, Sara Lee and its Affiliates shall not offer to provide any such third party any structural payment of royalties, product subsidies or other recurring payments in connection with the Commercialization of the New Coffee System except to the extent such structural royalties, product subsidies or other recurring payments of a structural nature were also in any way part of the Offered Terms.

4.2.6	If the Parties reach agreement on the material terms of a New Coffee System, then the Parties shall continue to negotiate in good faith and enter into a Coffee System Agreement with respect to such New Coffee System consistent with such agreed terms as soon as reasonably possible after reaching an agreement on the material terms.

Article 5 – Intellectual Property Rights

5.1	The Parties acknowledge and agree that each Party (or its respective Affiliates) shall retain ownership of all IPR which is owned by such Party or its Affiliates that may disclosed to the other Party in connection with the RoFR procedure described in article 4. No right, title or interest in any IPR is, or shall be deemed to be, conveyed, transferred, assigned or licensed by any Party to the other Party pursuant to any disclosure of such IPR or otherwise pursuant to this PA, unless expressly agreed otherwise between the Parties in writing.

5.2	The allocation of ownership of Intellectual Property Rights between the Parties with respect to such a New Coffee System shall be set forth in the applicable Coffee System Agreement for such New Coffee System. Such ownership arrangement shall be negotiated on a case by case basis and shall be determined independently from any prior arrangements as set forth in the CSA on Hera Systems, the CSA on Senseo Coffee Pod Systems or any other then -existing Coffee System Agreement...

Article 6 – Term and Termination

6.1	This PA is entered into on 30 March 2012 and shall have retro-active effect as of 1 January 2012 and shall end on 31 December 2020, unless extended by the Parties in writing or unless terminated earlier pursuant to article 6.2.

6.2	Notwithstanding any and all other available remedies, each Party may terminate this PA forthwith upon written notice to the other Party in any of the following events:

(i)	a material breach by the other Party of all or a substantial part of its obligations under this PA and failure to remedy such a breach within thirty (30) days after receipt of a written notice of any such breach by the terminating Party;

(ii)	a bankruptcy, moratorium, liquidation of or any kind of the other Party or a composition between the other Party and its creditors, or a the discontinuation by the other Party of the coffee machines business (if it concerns Philips CL) or the coffee business (if it concerns Sara Lee) or any event similar to the foregoing, it being understood, to avoid doubt, that the separation and restructuring of the Sara Lee group in two separate publicly traded companies and the continuation of the coffee and tea activity through the new D.E Master Blender 1753 group as described in the recitals of this PA will not trigger a termination event pursuant to this sub (ii); or

(iii).	a, direct or indirect, change of control of the other Party or its coffee making machines business (if it concerns Philips CL) or its coffee business (if it concerns Sara Lee), except if such control is acquired, directly or indirectly, by a third party (or such third party’s affiliates or subsidiaries) that does not materially compete with Sara Lee or its Affiliates (if the change of control concerns Philips CL) or Philips CL or its Affiliates (if the change of control concerns Sara Lee), respectively, it being understood that, to avoid doubt, the separation and restructuring of the Sara Lee group in two separate publicly traded companies and the continuation of the coffee and tea activity through the new D.E Master Blender 1753 group as described in the recitals of this PA will not trigger an event termination event pursuant to this sub (iii), provided that such process will not result in any third party that materially competes with Philips CL or its Affiliates (or such third party’s affiliates or subsidiaries) acquiring, directly or indirectly, the control of Sara Lee or its coffee business.

6.3	The provisions of article 6, 7 and 8 shall survive termination of this PA for any reason whatsoever.

Article 7—Confidentiality

7.1	Each Party undertakes not to disclose or allow disclosure, directly or indirectly, of any confidential and/or proprietary information, know how, data or know how, which it may obtain, directly or indirectly, from the other Party (or its Affiliates) pursuant to this PA in whatever form (“Confidential Information”) to any third party and to make the Confidential Information solely available to such of its and its Affiliates and third party contractors’ personnel on a need-to-know basis, unless agreed otherwise in an Coffee System Agreement.

7.2	The Parties’ undertakings pursuant to article 7.1 will continue until and to the extent that Parties have explicitly released each other thereof in writing; it being understood that these undertakings shall cease for the Confidential Information or part thereof as from the moment and to the extent that Confidential Information or the relevant part:

a.	is or becomes generally known or available to the public through no act of the receiving Party;

b.	can be demonstrated by the receiving Party or its Affiliates to have been available to it prior to disclosure;

c.	is independently developed by the receiving Party or its Affiliates without use or reference to the Confidential Information; or

d.	is received by the receiving Party or its Affiliates from a third party without such third party being into breach of any confidentiality undertaking as a result of the disclosure of such information to the receiving Party or its Affiliates.

7.3	In the event that a Party is required (the “Receiving Party”) to disclose all or part of the Confidential Information of the other Party (the “Disclosing Party”) under the terms of a valid and effective subpoena, court order governmental rule or regulation or other judicial requirement (other than in the circumstance described in article 7.5), the Receiving Party agrees to immediately notify the Disclosing Party of the existence, terms and circumstances surrounding such a request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance by the Receiving Party with the appropriate provisions of this PA. If the Receiving Party is compelled to disclose any of the Disclosing Party’s Confidential Information, it will disclose only the portion thereof which it is compelled to disclose and shall use its commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment be accorded to the Confidential Information so disclosed.

7.4	If this PA is required to be filed by either Party with the Securities and Exchange Commission or another applicable securities regulatory authority, such party shall seek confidential treatment for the terms and conditions of this PA to the fullest extent permitted by the SEC and any other governmental agency or self-regulatory organization to which a Party provides a copy of this PA. Prior to seeking confidential treatment from the SEC or any such other governmental agency or self-regulatory organization for any such document, the filing Party shall provide the other Party (and the other Party’s counsel) with a copy of the proposed filing showing the filing Party’s proposed redactions of the document, and shall consult with the other Party and the other Party’s counsel and provide them with a reasonable opportunity (and at least five (5) business days prior to the filing) to request the inclusion of specified provisions or redactions in any request for confidential treatment. The filing Party shall consider in good faith all such requests of the non-filing Party or its counsel.

7.5	If a Party or any of its Affiliates becomes required to disclose any Confidential Information by any applicable securities law, regulation (including any stock exchange regulations) to disclose any information, such Party shall to the extent possible consult with the other Party and provide the other party sufficient opportunity to object to any such disclosure and the Parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to each of the Parties.

Article 8—Notices

8.1	Any notice given by a Party to the other Party under this PA shall be in writing and shall be sent by registered mail or served personally on the recipient. Any notice shall be addressed to:

Philips Consumer Lifestyle B.V.

Philips Consumer Lifestyle B.V.

Piet Heinkade 55

PO Box 80050

1000 AW Amsterdam

The Netherlands

Attn: Category Leader Coffee

with a copy to:

Philips Consumer Lifestyle B.V.

Piet Heinkade 55

PO Box 80050

1000 AW Amsterdam

The Netherlands

Attn: General Counsel – Legal Department

Koninklijke Philips Electronics N.V.

Koninklijke Philips Electronics N.V.

Breitner Center HBT-14

Amstelplein 2

1096 BC Amsterdam

The Netherlands

Attn.: Chief Legal Officer Royal Philips Electronics

Sara Lee/DE B.V.

CEO International Beverage

Vleutensevaart 100

3532 AD Utrecht

The Netherlands

With a copy to:

Vice President Legal Affairs

Sara Lee/DE B.V.

Vleutensevaart 100

3532 AD Utrecht

The Netherlands

Article 9—Miscellaneous.

9.1	Publicity. No party shall issue any press release or make any public announcement regarding this PA, or the negotiation thereof, or the amendments or agreements contemplated thereby without the prior written consent of the other party, except as required by law or regulation (including any stock exchange regulation) binding on or applicable to any of the Parties or their respective Affiliates and in accordance with Article 17.

9.2	Severability. If any of the provisions of this PA is determined to be invalid or unenforceable by any court of competent jurisdiction, such finding shall not invalidate the remainder of this PA which shall remain in full force and effect as if the provision(s) determined to be invalid or unenforceable had not been a part of this PA. In the event of such finding of invalidity or unenforceability, the Parties will endeavor to substitute forthwith the invalid, or unenforceable provision(s) by such effective provision(s) as will most closely correspond with the original intention of the provision(s) so voided.

9.3	Entire Agreement. This PA sets forth the entire understanding and agreement between the Parties as to the subject matter of this PA and supersedes, cancels and merges all prior agreements, negotiations, commitments, communications and discussions between the parties relating to the subject matter hereof including, without limitation, the Memorandum of Agreement entered into by the Parties dated 26 January 2012.

9.4	No Modification. No variation of this PA shall be binding upon any Party unless made in writing and signed by authorized representatives of each of the Parties.

9.5	No Waiver of Rights. No failure or delay of any Party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder operate as a waiver of or preclude any exercise of such right, or power or privilege or any other right power or privilege hereunder. The waiver by any Party of a provision of this PA shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies under this PA are cumulative with, and not exclusive of any rights or remedies otherwise available.

9.6	Counterparts and Facsimile/PDF. This PA may be executed in one or more counterparts, each of which shall collectively be effective as one single original. This PA may be signed by facsimile or PDF signature with the same binding effect as a signed original.

9.7	Assignment. In view of the intended separation and restructuring process of the Sara Lee group into two separate, pure play companies as further described in the recitals of this PA, Sara Lee shall be entitled and explicitly reserves the right to transfer its rights and obligations under this PA to another company within the D.E Master Blender 1753 group that will continue Sara Lee’ groups coffee and tea activities upon written notice to Philips, provided that the parent company of the new “coffee and tea” group expressly agrees and accepts in writing that it shall be jointly bound to perform the relevant payment obligations to be made by Sara Lee or any of its Affiliates under any of the Coffee System Agreements and provided further that in case the ownership of the SENSEO Trademark or any other intellectual property rights relevant to the Partnership Agreement or any Coffee System Agreement shall be transferred or assigned to any other company (by merger, spin off, transfer, or in any other way), the new owner of the SENSEO Trademark or any other intellectual property rights expressly agrees and accepts in writing that it shall be jointly bound to perform the relevant obligations arising under this PA and/or any of the Coffee System Agreements as they relate to the SENSEO Trademark or other intellectual property right, as applicable. Except as provided above, no party shall be entitled to assign or transfer this PA (or any rights and obligations there under) to any other party without the other party’s written consent.

9.8.	Binding on Successors. The obligations of this PA shall bind each of the Parties and their respective successors and assigns.

9.9	Costs and Expenses. Each of the Parties shall be responsible for and pay all costs and expenses that it incurs in connection with the drafting and negotiation of this PA and any Coffee System Agreements.

9.10	Governing Law. This PA shall be governed and construed in accordance with the laws of The Netherlands.

9.11	Dispute Resolution. In case of any claims or disputes arising out of or in connection with the PA, the court of the city of Amsterdam shall have exclusive jurisdiction.

[signature page Partnership Agreement]

IN WITNESS WHEREOF, the Parties have, by their duly authorized representatives, executed this PA below.

Koninklijke Philips Electronics N.V.	Philips Consumer Lifestyle B.V.

/s/ Federico De Angelis	/s/ Federico De Angelis

Name: Federico De Angelis	Name: Federico De Angelis

Title: CEO CL Coffee	Title: CEO CL Coffee

Sara Lee/DE B.V.

/s/ Michiel Herkemij

Name: Michiel Herkemij

Title: CEO Sara Lee International Beverage

Schedule 1

WACI brand vision, strategy and roadmaps

WACI brand vision, strategy and roadmaps

*****

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”)

Confidential

Schedule 2

WACI Equity & activation

360 strategy development, ATL, BTL, digital & PR

*****

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”)

Confidential

Schedule 3

WACI In-Market Activation & Promotion

Promotions, category management, merchandising, POS, local PR

*****

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”)

Confidential

Schedule 4

Philips Trademark

Schedule 5

Domain Name	Country	Registration Date	Registry Expiry Date	Reg Organization
afkalkdinsenseomaskine.dk	DENMARK	27-mar-09	31-mar-13	Koninklijke Philips Electronis N.V.
asenseojavitasa.hu	HUNGARY	30-apr-09	0l-mag-12	Koninklijke Philips Electronics N.V.
asenseoszervizelese.hu	HUNGARY	30-apr-09	0l-mag-12	Koninklijke Philips Electronics N.V.
asenseovizkomentesitese.hu	HUNGARY	30-apr-09	0l-mag-12	Koninklijke Philips Electronics N.V.
descaleyoursenseo.ca	CANADA	27-mar-09	27-mar-13	Koninklijke Philips Electronics N.V.
descaleyoursenseo.co.uk	UNITED KINGDOM	27-mar-09	27-mar-13	Koninklijke Philips Electronics N.V.
descaleyoursenseo.com	gTLD	27-mar-09	27-mar-13	Koninklijke Philips Electronics N.V.
descaleyoursenseo.com.au	AUSTRALIA	30-mar-09	29-mar-13	Philips Telecommunication & Data Systems Ltd
descaleyoursenseo.com.cn	CHINA	27-mar-09	27-mar-13	Koninklijke Philips Electronics N.V.
descaleyoursenseo.ie	IRELAND	06-apr-09	06-apr-13	Koninklijke Philips Electronics N.V.
descaleyoursenseo.jp	JAPAN	27-mar-09	31-mar-12	Koninklijke Philips Electronics N.V.
detartrervotresenseo.be	BELGIUM	27-mar-09	31-mar-12	Koninklijke Philips Electronics N.V.
detartrervotresenseo.ca	CANADA	27-mar-09	27-mar-13	Koninklijke Philips Electronics N.V.
detartrervotresenseo.fr	FRANCE	27-mar-09	27-mar-12	Koninklijke Philips Electronics N.V.
entkalkensieihrensenseo.at	AUSTRIA	06-apr-09	05-apr-12	Koninklijke Philips Electronics N.V.
entkalkensieihrensenseo.de	GERMANY	30-mar-09	30-mar-12	Koninklijke Philips Electronics N.V.
entrenezvotresenseo.be	BELGIUM	16-mar-09	31-mar-12	Koninklijke Philips Electronics N.V.
entrenezvotresenseo.ca	CANADA	27-mar-09	27-mar-13	Koninklijke Philips Electronics N.V.
entrenezvotresenseo.fr	FRANCE	17-mar-09	17-mar-12	Koninklijke Philips Electronics N.V.
ontkalkuwsenseo.be	BELGIUM	27-mar-09	31-mar-12	Koninklijke Philips Electronics N.V.
ontkalkuwsenseo.nl	NETHERLANDS	30-mar-09	30-mar-12	Koninklijke Philips Electronics N.V.
operationsenseo.fr	FRANCE	02-apr-09	02-apr-12	Koninklijke Philips Electronics N.V.
reparationafsenseoen.dk	DENMARK	27-mar-09	31-mar-13	Koninklijke Philips Electronis N.V.
reparatursenseo.de	GERMANY	30-mar-09	30-mar-12	Koninklijke Philips Electronics N.V.
reparersenseo.be	BELGIUM	27-mar-09	31-mar-12	Koninklijke Philips Electronics N.V.
reparersenseo.ca	CANADA	27-mar-09	27-mar-13	Koninklijke Philips Electronics N.V.
reparersenseo.fr	FRANCE	27-mar-09	27-mar-12	Koninklijke Philips Electronics N.V.
senseo.com.ar	ARGENTINA	02-ago-11	02-ago-12	Koninklijke Philips Electronics N.V.
senseo.kr	KOREA, REPUBLIC OF	23-apr-07	23-apr-13	Philips Electronics Korea Ltd.
senseo.co.kr	KOREA, REPUBLIC OF	28-nov-08	15-giu-12	Philips Electronics Korea Ltd.
senseocrema.biz	gTLD	27-mar-02	26-mar-14	Koninklijke Philips Electronics N.V.
senseoexchange.ca	CANADA	06-apr-09	06-apr-13	Koninklijke Philips Electronics N.V.
senseoexchange.com	gTLD	06-apr-09	06-apr-13	Koninklijke Philips Electronics N.V.
senseoflavor.com	gTLD	02-mar-10	02-mar-14	Koninklijke Philips Electronics N.V.
senseo-flavor.com	gTLD	02-mar-10	02-mar-14	Koninklijke Philips Electronics N.V.
senseoflavors.com	gTLD	02-mar-10	02-mar-14	Koninklijke Philips Electronics N.V.
senseo-flavors.com	gTLD	02-mar-10	02-mar-14	Koninklijke Philips Electronics N.V.
senseoflavour.com	gTLD	02-mar-10	02-mar-14	Koninklijke Philips Electronics N.V.
senseoflavours.com	gTLD	02-mar-10	02-mar-14	Koninklijke Philips Electronics N.V.
senseoflvrs.com	gTLD	02-mar-10	02-mar-14	Koninklijke Philips Electronics N.V.
senseo-flvrs.com	gTLD	02-mar-10	02-mar-14	Koninklijke Philips Electronics N.V.
senseolatte.fr	FRANCE	07-ago-08	07-ago-12	PHILIPS France
senseoonderhoudsactie.be	BELGIUM	16-mar-09	31-mar-12	Koninklijke Philips Electronics N.V.
senseoonderhoudsactie.nl	NETHERLANDS	16-mar-09	16-mar-13	Koninklijke Philips Electronics N.V.
senseoquadrante.fr	FRANCE	13-lug-09	13-lug-12	Koninklijke Philips Electronics N.V.
senseorepair.ca	CANADA	27-mar-09	27-mar-13	Koninklijke Philips Electronics N.V.
senseorepair.co.uk	UNITED KINGDOM	27-mar-09	27-mar-13	Koninklijke Philips Electronics N.V.
senseorepair.com	gTLD	27-mar-09	27-mar-13	Koninklijke Philips Electronics N.V.
senseorepair.com.au	AUSTRALIA	30-mar-09	29-mar-13	Philips Telecommunication & Data Systems Ltd

senseorepair.com.cn	CHINA	27-mar-09	27-mar-13	Koninklijke Philips Electronics N.V.
senseorepair.ie	IRELAND	06-apr-09	06-apr-13	Koninklijke Philips Electronics N.V.
senseorepair.jp	JAPAN	27-mar-09	31-mar-12	Koninklijke Philips Electronics N.V.
senseoreparatie.be	BELGIUM	27-mar-09	31-mar-12	Koninklijke Philips Electronics N.V.
senseoreparatie.nl	NETHERLANDS	30-mar-09	30-mar-12	Koninklijke Philips Electronics N.V.
senseoreparatur.at	AUSTRIA	06-apr-09	05-apr-12	Koninklijke Philips Electronics N.V.
senseoserviceaction.ca	CANADA	27-mar-09	27-mar-13	Koninklijke Philips Electronics N.V.
senseoserviceaction.co.uk	UNITED KINGDOM	16-mar-09	16-mar-13	Koninklijke Philips Electronics N.V.
senseoserviceaction.com	gTLD	16-mar-09	16-mar-13	Koninklijke Philips Electronics N.V.
senseoserviceaction.com.au	AUSTRALIA	30-mar-09	29-mar-13	Philips Telecommunication & Data Systems Ltd
senseoserviceaction.com.cn	CHINA	27-mar-09	27-mar-13	Koninklijke Philips Electronics N.V.
senseoserviceaction.ie	IRELAND	06-apr-09	06-apr-13	Koninklijke Philips Electronics N.V.
senseoserviceaction.jp	JAPAN	27-mar-09	31-mar-12	Koninklijke Philips Electronics N.V.
senseoserviceaktion.at	AUSTRIA	16-mar-09	15-mar-12	Koninklijke Philips Electronics N.V.
senseoserviceaktion.de	GERMANY	17-mar-09	17-mar-12	Koninklijke Philips Electronics N.V.
servicepasenseoen.dk	DENMARK	27-mar-09	31-mar-13	Koninklijke Philips Electronis N.V.